Exhibit 99.1

For Immediate Release
March 29, 2006
CONTACT:
Doral Financial Corporation
Investor Relations
Richard F. Bonini
212-329-3729
DORAL FINANCIAL CORPORATION ANNOUNCES MANAGEMENT APPOINTMENTS, INCLUDING
CHIEF FINANCIAL OFFICER
TENTATIVELY SETS AUGUST 23, 2006 FOR ANNUAL MEETING OF SHAREHOLDERS
SAN JUAN, Puerto Rico — March 29, 2006 — Doral Financial Corporation (NYSE: DRL), a diversified financial services company, today announced the appointment of Lidio Soriano as its Chief Financial Officer. Mr. Soriano has served as interim Chief Financial Officer of the Company since August 2005.
“We are very pleased with Mr. Soriano’s outstanding contribution during the restatement process. His financial and accounting experience, and his familiarity with the residential mortgage market make him an ideal fit for Doral as we continue to rebuild our senior management team” said John A. Ward, III, the Company’s Chairman and Chief Executive Officer.
Prior to his appointment as interim Chief Financial Officer, Mr. Soriano served as Senior Vice President and Risk Management Director of the Company since January 2005. As Risk Management Director, Mr. Soriano was a member of the Company’s Asset Liability Management Committee. From June 2004 until December 2004, Mr. Soriano served as President of Doral Money, a New York based subsidiary of Doral Bank, specializing in commercial and construction mortgage lending. Before joining the Company, Mr. Soriano was Vice President in charge of the Mortgage Division of Citibank Puerto Rico.
The Company also announced that, effective February 17, 2006, Arturo Tous had become Chief Accounting Officer. After joining the Company in 2005, Mr. Tous played an important role in the completion of the Company’s restatement process. Prior to joining the Company, Mr. Tous was a Senior Associate at PricewaterhouseCoopers LLP. Mr. Tous is a Certified Public Accountant and holds a bachelor’s degree from Marquette University and a Masters in Business Administration degree from the University of Wisconsin-Madison.
The Company also announced that it has tentatively set August 23, 2006 for its 2006 Annual Meeting of Stockholders.
As previously reported, on February 27, 2006, the Company completed the restatement of its previously issued consolidated financial statements for the years 2000 through 2004. Due to the work required to complete the restatement and to prepare and file the Company’s quarterly reports on Form 10-Q for the first three quarters of 2005, the Company does not expect that it will be able to complete its audited financial statements for the year ended December 31, 2005, in time for the regular date of the annual meeting, which is generally held in April. The Board has not set a record date for determining the shareholders entitled to vote at the annual meeting.

The Board of Directors also adopted an amendment to the Company’s Bylaws with respect to the annual meeting. Prior to the amendment, the Bylaws provided that the Company’s annual meeting of shareholders would be held “at such time and date as the Board of Directors, by resolution, shall determine.” In addition, the Bylaws provided that “in the event the Board of Directors fails so to determine the time, date and place of the meeting, the annual meeting of shareholders shall be held on the third Wednesday in April of each year.” The amended Bylaws eliminate the reference to the third Wednesday in April as a default date for the annual meeting, and continue to provide that the annual meeting will be held at the time and date fixed by the Board.
The Company will file a Proxy Statement on Schedule 14A with the SEC in connection with its 2006 annual meeting of stockholders, which, when filed, will be available free of charge at the SEC’s website at http://www.sec.gov. Investors and security holders are advised to read the Company’s Proxy Statement, when available, and any other materials to be filed by the Company related to the proxy solicitation, because they will contain important information. Investors and security holders may also obtain a free copy of the Proxy Statement on Schedule 14A and all other related material to be filed by the Company with the SEC (when they are filed and become available) free of charge at the investor relations page of the Company’s website at http://www.doralfinancial.com.
Doral Financial Corporation, a financial holding company, is the largest residential mortgage lender in Puerto Rico and the parent company of Doral Bank, a Puerto Rico commercial bank; Doral Securities, a Puerto Rico based investment banking and brokerage firm; Doral Insurance Agency, Inc.; and Doral Bank, FSB, a federal savings bank based in New York City.
Forward Looking Statements
This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the outcome of the shareholder litigation that has been filed subsequent to the Company’s restatement decision;

•	the outcome of the formal investigation by the Securities and Exchange Commission and the inquiry opened by the U.S. Attorney’s
Office for the Southern District of New York into certain matters relating to the Company’s restatement;

•	the Company’s ability to attract new clients and retain existing clients;

•	the Company’s ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

•	risks arising from material weaknesses in the Company’s internal control over financial reporting;

•	risks associated with the Company’s inability to prepare and timely file financial statements;

•	potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments;

•	potential adverse developments from enforcement actions that may be commenced by bank regulatory agencies;

•	potential downgrades in the credit ratings of the Company’s securities; and

•	developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.